UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2011

EQUITY ONE, INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.)

1600 NE Miami Gardens Drive North Miami Beach, Florida	33179
(Address of principal executive offices)	(Zip Code)

(305) 947-1664

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 2, 2011, Equity One, Inc. (the “Company”) announced its financial results for the three and nine months ended September 30, 2011. A copy of the Company’s earnings press release is furnished as Exhibit 99.1 to this report on Form 8-K. A copy of the Company’s Supplemental Information Package is furnished as Exhibit 99.2 to this report on Form 8-K. The information contained in this report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 2, 2011, management and the Audit Committee of the Board of Directors of Equity One, Inc., a Maryland corporation (the “Company”), concluded that the unaudited condensed consolidated financial statements for the three months ended March 31, 2011 and for the six months ended June 30, 2011 previously filed by the Company with the Securities and Exchange Commission in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011, respectively, should no longer be relied upon because of an error contained in those financial statements as discussed below. This error relates solely to the amount of a non-cash gain on bargain purchase recognized in net income for the three months ended March 31, 2011 and the six months ended June 30, 2011, and had no impact on the Company’s cash position. The error did not have a net impact on the Company’s financial position at the end of those or any other periods or the Company’s results of operations for the quarter ended September 30, 2011. In addition, the Company’s previously released earnings guidance expressly excluded the bargain gain on purchase.

On January 4, 2011, the Company acquired C&C (US) No. 1 USA, Inc. (“CapCo”) through EQY-CSC LLC, a joint venture formed with CapCo’s then parent company, Liberty International Holdings Limited (“LIH”). In connection with this acquisition, the Company recorded a non-cash gain on bargain purchase in the aggregate amount of $53.5 million, representing the amount by which the fair value of the net assets acquired exceeded the fair value of the consideration transferred. In order to determine the amount of consideration transferred to LIH, the Company had to determine the value of the 11.4 million non-controlling Class A Shares of EQY-CSC LLC (“Class A Shares”) issued to LIH, which shares are redeemable by LIH on a one-for-one basis for shares of the Company’s common stock. In consultation with the Company’s external valuation advisors, a discount of 12.8% was applied to the market price of the Company’s common stock to value the Class A Shares issued to LIH. The discount was attributed to the lack of marketability and considered the probability that the Class A Shares would not be redeemed for at least five years as a result of the tax consequences to LIH of redeeming prior to the end of such period. Based on additional analysis of the accounting rules applicable to fair value computations and in consultation with its valuation advisors, the Company has now determined that applicable fair value accounting guidance had been misinterpreted in valuing the complex Class A Shares and related rights granted to LIH by taking into account tax circumstances peculiar to LIH. Accordingly, it has now been concluded that no discount should have been applied in determining the value of the Class A Shares because, in effect, such shares could be redeemed immediately for Company common stock by LIH and the tax circumstances of LIH should not have been considered in assessing the probability that LIH would not redeem prior to the end of such five year period. As a result, the $53.5 million gain on bargain purchase recognized during the three months ended March 31, 2011 and the six months ended June 30, 2011 should be reduced by $26.4 million.

The Company is currently preparing restated financial statements and will file an amendment to each of the Form 10-Q’s described above as soon as practicable to include the restated financial statements for the affected periods and any other related disclosure. Notwithstanding the restatements, the Company expects to timely file its Form 10-Q for the quarter ended September 30, 2011.

The restated financial statements will also include purchase accounting measurement period adjustments that result from updated fair value computations pertaining to the net assets acquired in the CapCo acquisition which will have the effect of partially off-setting the reduction of the gain on bargain purchase described above. These adjustments do not pertain to corrections of errors but reflect proper measurement period adjustments based on final property valuation reports for assets acquired and liabilities assumed in the CapCo acquisition. The Company estimates that the net result of these other purchase accounting adjustments, excluding the adjustment to the non-controlling interest, will increase the gain on bargain purchase by approximately $3.4 million. The net effect of these adjustments, combined with the correction described above, will reduce net income for the three and six month periods ended March 31, 2011 and June 30, 2011, respectively, by approximately $23 million.

The Company’s management and the Audit Committee discussed the matters disclosed in this Item 4.02(a), including the restatement of the Company’s unaudited condensed consolidated financial statements for the three months ended March 31, 2011 and for the three and six months ended June 30, 2011 included in the related Forms 10-Q, with the Company’s independent registered public accounting firm, Ernst & Young LLP.

Management has considered and is continuing to evaluate the effect of the facts leading to the restatement on the Company’s prior conclusions regarding the adequacy of its internal controls over financial reporting and disclosure controls and procedures as of the end of each of the applicable periods to be restated. A final conclusion with respect to the effectiveness of the Company’s internal controls over financial reporting and disclosure controls and procedures has not been made. The Company will amend any disclosures pertaining to its evaluation of such controls and procedures as appropriate in connection with future filings.

Item 7.01	Regulation FD Disclosure.

On November 2, 2011, the Company issued a press release which included information regarding the financial statements described above. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 7.01.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Equity One, Inc. dated November 2, 2011.

99.2	Supplemental Information Package of Equity One, Inc. as of September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.

Date: November 2, 2011	By:	/s/ Mark Langer
Mark Langer
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press Release of Equity One, Inc. dated November 2, 2011.

99.2	Supplemental Information Package of Equity One, Inc. as of September 30, 2011.